Filed Pursuant to 424(b)(2)

Registration Statement on Form SB-2

SEC File No. 333-144596

1,706,400 SHARES

COMMON STOCK

MEDICAL DESIGN STUDIOS, INC.

As of June 30, 2007, we had 10,000,000 shares of our common stock outstanding. This is a resale prospectus for the resale of up to 1,706,400 shares of our common stock by the selling stockholders listed in this prospectus. Our largest shareholder, Justin Craig, our president, is registering 850,000 shares (or approximately 49.8% of the shares being registered). We will not receive any proceeds from the sale of the shares.

There is currently no public or established market for our shares. Consequently, our shareholders will not be able to sell their shares in any organized market place and may be limited to selling their shares privately. Accordingly, an investment in our Company is an illiquid investment. In May 2007 we sold 760,000 shares of our common stock in a private placement at $.001 per share to 38 individuals. The price per share was determined by our board of directors so as to be equal to the par value per share ($.001). See also “Certain Relationships and Related Transactions.”

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and, thereafter, at prevailing market prices or privately negotiated prices.

Investing in our common stock involves very high risks. See "Risk Factors" beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2007

PROSPECTUS SUMMARY

About Medical Design Studios, Inc.

Medical Design Studios, Inc. was founded as an unincorporated business in January 2004 and became a C corporation in the State of Nevada on February 1, 2005. At June 30, 2007, we had one employee, Justin Craig, our founder and president. Mr. Craig devotes fulltime to us.

We are a digital medical illustrator and animator providing digital displays and enhancements to companies that assist attorneys to prepare or enhance exhibits for trials involving medical issues. Approximately 85% of our work is ultimately used by plaintiff counsel and 15% is used by defense counsel.

On May 18, 2007, we sold 760,000 shares of our common stock in a private placement at $.001 per share to 38 individuals.  Of the 760,000 shares, 300,000 (39.5%) shares were sold to people directly related to at least one officer or director and 300,000 (39.5%) shares were sold to our counsel. The price per share was determined by our board of directors so as to be equal to our par value per share ($.001).  Our president is selling 850,000 shares or approximately 49.8% of the 1,706,400 shares being registered. Upon the completion of this offering, our president will beneficially own 82.9% of our outstanding common stock assuming sale of all shares being registered while neither our other director nor our counsel will own any shares assuming sale of all shares being registered. We are registering the shares for resale (although not obligated to do so by virtue of any Registration Rights Agreement or other agreement) and are subjecting ourselves to the Exchange Act of ’34 reporting requirements because we believe that being a public entity will provide us benefits in visibility and the way that we are perceived by vendors and prospective customers, as well as the possibility of providing liquidity to our shareholders.

Medical Design Studios, Inc. has limited financial resources and has not established a source of equity or debt financing.

Our principal executive offices are located at 7231 South Rome Street, Aurora, CO 80016 and our telephone number is 303-956-7197. Our website is located at www.medicaldesignstudios.com. We may refer to ourselves in this document as "MDS," "we," or "us."

The Offering

The shares being offered for resale under this prospectus by the selling stockholders identified herein consist of approximately 17.06% of the outstanding shares of our common stock.

Shares of common stock offered by us	None

Shares of common stock which may be sold by the selling stockholders	1,706,400 shares

Use of proceeds	We will not receive any proceeds from the resale of shares offered by the selling stockholders hereby, all of which proceeds will be paid to the selling stockholders.

Risk factors	The purchase of our common stock involves a high degree of risk.

Trading Market

None. While a market maker has agreed to file a Rule 211 application with the NASD in order to apply for the inclusion of our common stock in the Over-the-Counter Bulletin Board (“OTCBB”), such efforts may not be successful and our shares may never be quoted and owners of our common stock may not have a market in which to sell the shares. Also, no estimate may be given as to the time that this application process will require.

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

Balance Sheet Data:	December 31, 2006	March 31, 2007
(unaudited)
Current assets	$ 22,200	$ 28,365

Current liabilities	$ 11,061	$ 11,859

Stockholders’ equity	$ 26,259	$ 30,785

Income Data:	Year Ended December 31,		Three Months Ended March 31,

	2006	2005	2007	2006
			(unaudited)
Revenue	$224,163	$124,556	$54,475	$37,685
General and administrative	$57,733	$44,550	$12,857	$10,396
Compensation	$163,399	$80,509	$36,294	$27,715
Net income (loss)	$1,970	$(503)	$4,526	$(426)
Weighted average number of shares outstanding – basic and diluted	9,240,000	9,240,000	9,240,000	9,240,000
Net income (loss) per common share - basic and diluted	$0.00	$(0.00)	$0.00	$(0.00)

Note – Basic income (loss) per common share has been calculated assuming that the capital structure resulting from MDS’ incorporation in the State of Nevada in February 2005 had taken place as of the first day of the first period presented. MDS commenced business as an unincorporated business in January 2004.

RISK FACTORS

You should be aware that there are various risks to an investment in our common stock.  You should carefully consider these risk factors, together with all of the other information included in this prospectus, before you decide to invest in shares of our common stock.

If any of the following risks develop into actual events, then our business, financial condition, results of operations and/or prospects could be materially adversely affected. If that happens, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

1.

MDS has limited financial resources which may make it more difficult for us to raise capital or other financing. Absent financial resources we will be unable to undertake programs designed to expand our business.

MDS has limited financial resources and has not established a source of equity or debt financing. In addition, MDS had very limited working capital ($11,139) at December 31, 2006 and $16,506 at March 31, 2007).

If we are unable to generate additional revenue or obtain financing or if the financing we do obtain is insufficient to cover any operating losses we may incur, we may have to substantially curtail our operations. To date, no MDS officer, director, affiliate or associate has had any preliminary contact or discussions with, nor are there any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction referred to herein or otherwise.

2.

MDS is and will continue to be completely dependent on the services of our founder and president, Justin Craig, the loss of whose services may cause our business operations to cease, and we will need to engage and retain qualified employees and consultants to further implement our strategy.

MDS’ operations and business strategy are completely dependent upon the knowledge and business contacts of Justin Craig, our president.  He is under no contractual obligation to remain employed by us.  If he should choose to leave us for any reason before we have hired additional personnel, our operations may fail.  Even if we are able to find additional personnel, it is uncertain whether we could find someone who could develop our business along the lines described in this prospectus.   We will fail without Mr. Craig or an appropriate replacement(s).

We intend to acquire key-man life insurance on the life of Mr. Craig naming us as the beneficiary when and if we obtain the resources to do so and Mr. Craig remains insurable. We have not yet procured such insurance, and there is no guarantee that we will be able to obtain such insurance in the future.  Accordingly, it is important that we are able to attract, motivate and retain highly qualified and talented personnel and independent contractors.

3.

Justin Craig, our chief executive and chief financial officer, has no meaningful accounting or financial reporting education or experience and, accordingly, our ability to meet Exchange Act reporting requirements on a timely basis will be dependent to a significant degree upon others.

Justin Craig has no meaningful financial reporting education or experience. He is heavily dependent on advisors and consultants. As such, there is risk about our ability to comply with all financial reporting requirements accurately and on a timely basis.

4.

We depend on a small number of industries and clients for all of our business, and the loss of one such significant client could cause revenues to drop quickly and unexpectedly.

A substantial portion (89.9%) of our sales revenues in 2006 was derived from four unrelated customers (High Impact Litigation (37.0%), The Visual Advantage (27.8%), Trial Exhibits, Inc. (17.5%) and Legal Wizard (7.6%)). In 2005, three unrelated customers (The Visual Advantage (43.2%), High Impact Litigation (42.3%) and Legal Wizard (10.5%)) comprised 96% of total revenues. For the three months ended March 31, 2007, three unrelated customers (High Impact Litigation (52.2%), The Visual Advantage (27.5%), and Trial Exhibits, Inc. (14.7%)) comprised 94.4% of total revenues. For the three months ended March 31, 2006, four unrelated customers (High Impact Litigation (26.8%), The Visual Advantage (50.8%), Trial Exhibits, Inc. (5.8%) and Legal Wizard (5.0%)) comprised 88.4% of total revenues.

Our customers are companies that assist attorneys to prepare or enhance exhibits for trials involving medical issues. There are a limited number of these companies. Four of them make up our principal client base, and an additional four are smaller clients. The loss of business from a significant client or our failure to continue to obtain new business to replace completed or canceled projects would have a material adverse effect on our business and revenues.

5.

Changes in outsourcing trends could adversely affect our operating results and growth rate.

The practice of companies that assist counsel to prepare or enhance exhibits for use in trials has been to engage outside organizations like us to help complete the projects. This practice has grown in the last decade, and we have benefited from this trend. However, if this trend changes and companies in these industries were to perform a greater percentage of projects with their own employees or seek lower cost services outside of the United States, our business could be materially adversely affected.

6.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934 which will require us to incur audit fees and legal fees in connection with the preparation of such reports.  These additional costs could reduce or eliminate our ability to earn a profit.

Following the effective date of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit. We may be exposed to potential risks resulting from new requirements under Section 404 of the Sarbanes-Oxley Act of 2002. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required, beginning with our calendar year ending December 31, 2008, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of calendar year 2008. Furthermore, our independent registered public accounting firm will be required to attest to whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects and separately report on whether it believes we have maintained, in all material respects, effective internal control over financial reporting as of December 31, 2008. We have not yet completed our assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees. During the course of our testing, we may identify other deficiencies that we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act. Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to help prevent financial fraud. If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock, if a market ever develops, could drop significantly.

7.

Having only two directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president.

We have only two directors, one of which is our president and chairman. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audit issues. In addition, a tie vote of board members is decided in favor of the chairman, which gives him significant control over all corporate issues.

Until we have a larger board of directors which would include some independent members, if ever, there will be limited oversight of our president’s decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

Risks Related to Our Common Stock

8.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares of our common stock.

We have no committed source of financing. Wherever possible, our board of directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of restricted shares of our common stock. Our board of directors has authority, without action or vote of the shareholders, to issue all or part of the authorized (74,000,000) but unissued (64,000,000) common shares. In addition, if a trading market develops for our common stock, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market. These actions will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of MDS because the shares may be issued to parties or entities committed to supporting existing management.

9.

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's written promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we may be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

10.

Currently, there is no established  public market for our securities, and there can be no assurances that any established public market will ever develop or that our common stock will be quoted for trading and, even if quoted, it is likely to be subject to significant price fluctuations.

Prior to the date of this prospectus, there has not been any established trading market for our common stock, and there is currently no established public market whatsoever for our securities. A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by the NASD nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether

(i)

any market for our shares will develop;

(ii)

 the prices at which our common stock will trade; or

(iii)

the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for our common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly. Prices for our common stock will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of MDS and general economic and market conditions.  No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

Because of the anticipated low price of the securities, many brokerage firms may not be willing to effect transactions in these securities.  See the “Plan of Distribution” subsection entitled “Selling Shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions” and Risk Factor #12 below.

11.

If a market develops for our shares, sales of our shares relying upon rule 144 may depress prices in that market by a material amount.

All of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period of at least one year may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of at least two years.  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

12.

Any market that develops in shares of our common stock will be subject to the penny stock regulations and restrictions which will create a lack of liquidity and make trading difficult or impossible.

The trading of our securities, if any, will be in the over-the-counter market which is commonly referred to as the OTCBB as maintained by the NASD. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of our securities.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $4.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions which are not available to us. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. This classification severely and adversely affects any market liquidity for our common stock.

For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.  In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

Because of these regulations, broker-dealers may not wish to engage in the above-referenced necessary paperwork and disclosures and/or may encounter difficulties in their attempt to sell shares of our common stock, which may affect the ability of selling shareholders or other holders to sell their shares in any secondary market and have the effect of reducing the level of trading activity in any secondary market. These additional sales practice and disclosure requirements could impede the sale of our securities, if and when our securities become publicly traded. In addition, the liquidity for our securities may decrease, with a corresponding decrease in the price of our securities. Our shares, in all probability, will be subject to such penny stock rules for the foreseeable future and our shareholders will, in all likelihood, find it difficult to sell their securities.

13.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

Company management believes that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

•

Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•

Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•

"Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

•

Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

•

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

14.

Any trading market that may develop may be restricted by virtue of state securities “Blue Sky” laws which prohibit trading absent compliance with individual state laws. These restrictions may make it difficult or impossible to sell shares in those states.

There is currently no established public market for our common stock, and there can be no assurance that any established public market will develop in the foreseeable future.  Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws.  Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock. We currently do not intend to and may not be able to qualify securities for resale in approximately 17 states which do not offer manual exemptions and require shares to be qualified before they can be resold by our shareholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.  See also “Plan of Distribution-State Securities-Blue Sky Laws.”

15.

Our board of directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our articles of incorporation allow us to issue shares of preferred stock without any vote or further action by our stockholders. Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock.

16.

All 1,706,400 shares of our common stock being registered in this offering may be sold by selling stockholders subsequent to the effectiveness of our registration statement, of which this prospectus is a part. A significant volume of sales of these shares over a short or concentrated period of time is likely to depress the market for and price of our shares in any market that may develop.

All 1,706,400 shares of our common stock held by 40 shareholders that are being registered in this offering may be sold subsequent to the date of this Prospectus either at once and/or over a period of time. These sales may take place because all of these shares of common stock are being registered hereunder and, accordingly, reliance upon Rule 144 is not necessary. See also “Selling Stockholders” and “Plan of Distribution” elsewhere in this prospectus. The ability to sell these shares of common stock and/or the sale thereof reduces the likelihood of the establishment and/or maintenance of an orderly trading market for our shares at any time in the near future.

17.

The ability of our president to control our business may limit or eliminate minority shareholders’ ability to influence corporate affairs.

Upon the completion of this offering, our president will beneficially own approximately 82.9% of our outstanding common stock assuming sale of all shares being registered. Because of his beneficial stock ownership, our president will be in a position to continue to elect our board of directors, decide all matters requiring stockholder approval and determine our policies. The interests of our president may differ from the interests of other shareholders with respect to the issuance of shares, business transactions with or sales to other companies, selection of officers and directors and other business decisions. The minority shareholders would have no way of overriding decisions made by our president. This level of control may also have an adverse impact on the market value of our shares because our president may institute or undertake transactions, policies or programs that result in losses, may not take any steps to increase our visibility in the financial community and/or may sell sufficient numbers of shares to significantly decrease our price per share.

18.

We do not expect to pay dividends in the foreseeable future

We have never paid cash dividends on our common stock. We do not expect to pay cash dividends on our common stock at any time in the foreseeable future. The future payment of dividends directly depends upon our future earnings, capital requirements, financial requirements and other factors that our board of directors will consider. Since we do not anticipate paying cash dividends on our common stock, return on your investment, if any, will depend solely on an increase, if any, in the market value of our common stock.

19.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges or the Nasdaq Stock Market. Because we are not presently required to comply with many of the corporate governance provisions and because we chose to avoid incurring the substantial additional costs associated with such compliance any sooner than legally required, we have not yet adopted these measures.

Because none of our directors are independent directors, we do not currently have independent audit or compensation committees. As a result, these directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for our effective management as a result of Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

20.

The offering price of the shares was arbitrarily determined, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to the actual value of the company and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $.01 for the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, the terms of a recent small sale of our securities and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

For all of the foregoing reasons and others set forth herein, an investment in our securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

In May 2007, MDS sold 760,000 shares of its common stock to 38 people for $760.  The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

 We will not receive any of the proceeds from the sale of shares of the common stock offered by the selling stockholders none of which is acting in concert with us or as a conduit for us. We are registering 1,706,400 of our 10,000,000 currently outstanding shares of common stock for resale to provide the holders thereof with freely tradable securities, but the registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders thereof.

SELLING STOCKHOLDERS

At June 30, 2007, we had 40 shareholders.

Of the total outstanding shares, 9,240,000 shares were issued in February 2005 to two individuals, (Justin Craig, our president and founder, and Dr. Richard Barton, a consultant to MDS), at the time that our previously unincorporated business was made a C corporation.

An additional 760,000 shares were issued to 38 additional shareholders at $.001 per share for $760 in cash in May 2007.  Of the 760,000 shares that were sold, 300,000 (39.5%) shares were sold to people directly related to at least one officer or director and 300,000 (39.5%) shares were sold to our counsel. All stockholders had an opportunity to ask questions of and receive answers from our executive officer and were provided with access to our documents and records in order to verify the information provided.   Each of these 38 shareholders who was not an accredited investor represented that he/she had such knowledge and experience in financial and business matters that he/she was capable of evaluating the merits and risks of the investment, and we had grounds to reasonably believe immediately prior to making any sale that such purchaser falls within this description.  All transactions were negotiated in face-to-face or telephone discussions between our executives and the individual purchaser,  each of whom indicated that they met the standards for participation in a non-public offering under Section 4(2) of the Securities Act of 1933, as amended.  MDS has made a determination that each of such investors is a “sophisticated investor” meaning that each is an investor who has sufficient knowledge and experience with investing that he/she is able to evaluate the merits of an investment.  Because of sophistication of each investor as well as, education, business acumen, financial resources and position, each such investor had an equal or superior bargaining position in its dealings with MDS.  In addition to providing proof that each shareholder paid for their shares as indicated in their respective investment letters, such letters also verify that each shareholder was told prior to and at the time of his or her investment, that he/she would be required to act independently with regard to the disposition of shares owned by them and each shareholder agreed to act independently. Each investor signed the same form of Investment Letter. A form of that Investment Letter is filed as Exhibit 10.3 to our registration statement of which this prospectus is a part.

No underwriter participated in the foregoing transactions, and no underwriting discounts or commissions were paid, nor was any general solicitation or general advertising conducted.  The securities bear a restrictive legend, and stop transfer instructions are noted on our stock transfer records.

All shares offered under this prospectus may be sold from time to time for the account of the selling stockholders named in the following table. The table also contains information regarding each selling shareholder’s beneficial ownership of shares of our common stock as of June 30, 2007 and as adjusted to give effect to the sale of the shares offered hereunder.

Selling Security Holder	Shares Owned Before Offering	Shares Being Offered	Number and Percentage of Shares To Be Owned After Offering Completed	Relationship to MDS or Affiliates
Justin Craig	9,140,000	850,000	8,290,000 82.9%	President, Chief Executive Officer, Chief Financial Officer and Chairman
Kenneth N. Craig	100,000	100,000	0	Secretary, Director and father of Justin Craig
Dr. Richard Barton	100,000	100,000	0	Consultant to MDS
Gary B. Wolff	300,000	300,000	0	Counsel to MDS
Elissa Hyman	10,000	9,900	100	Shareholder
Christine Marino	10,000	9,900	100	Shareholder
John Marino	10,000	9,900	100	Shareholder
Brian Wolff	10,000	9,900	100	Son of Counsel to MDS
Trisha Craig	10,000	9,900	100	Wife of Justin Craig
R. Dawn Craig	10,000	9,900	100	Mother of Justin Craig; wife of Kenneth Craig
Holli K. Blankenbiller	10,000	9,900	100	Sister of Justin Craig; daughter of Kenneth N. Craig
Jesse Blankenbiller	10,000	9,900	100	Husband of Holli Blankenbiller
Kenneth Q. Craig	10,000	9,900	100	Brother of Justin Craig; Son of Kenneth N. Craig
Katie Craig	10,000	9,900	100	Wife of Kenneth Q. Craig
Marlise D. Smurthwaite	10,000	9,900	100	Sister of Justin Craig; daughter of Kenneth N. Craig
Jonathan Smurthwaite	10,000	9,900	100	Husband of Marlise D. Smurthwaite
Nicholas O’Hare	10,000	9,900	100	Business associate
Cynthia O’Hare	10,000	9,900	100	Business associate
Brett J. Craig	10,000	9,900	100	Brother of Justin Craig; Son of Kenneth N. Craig
Jessica Craig	10,000	9,900	100	Wife of Brett J. Craig
Dehn T. Craig	10,000	9,900	100	Brother of Justin Craig; Son of Kenneth N. Craig
Catherine Craig	10,000	9,900	100	Wife of Dehn T. Craig
Jared Heiner	10,000	9,900	100	Business associate
Jan Heiner	10,000	9,900	100	Business associate
Raymond D. Foote	10,000	9,900	100	Business associate
Cynthia Foote	10,000	9,900	100	Business associate
Gary H. Lewis	10,000	9,900	100	Business associate
Sheryl L. Lewis	10,000	9,900	100	Business associate
Henry W. Abts Iii	10,000	9,900	100	Business associate
Bonnie Jean Abts	10,000	9,900	100	Business associate
Jared M. Hansen	10,000	9,900	100	Brother-in-law of Justin Craig
Tracy G. Hansen	10,000	9,900	100	Wife of Jared M. Hansen
Christina Glade	10,000	9,900	100	Sister-in-law of Justin Craig
Anthony J. Lucia	10,000	9,900	100	Brother-in-law of Justin Craig
Alicia G. Lucia	10,000	9,900	100	Wife of Anthony Lucia
Cary B. Glade	10,000	9,900	100	Father-in-law of Justin Craig
Tammy J. Glade	10,000	9,900	100	Wife of Cary B. Glade
Thomas Bright	10,000	9,900	100	Business associate
Brett D. Pichulo	10,000	9,900	100	Business associate
Ahsan Islam	10,000	9,900	100	Business associate

	10,000,000	1,706,400	8,293,600

*Percentage is only indicated if greater than 1%

To the best of management’s knowledge, none of the Selling Stockholders are broker/dealers or affiliates of broker/dealers.

Justin Craig, our president, is a Selling Stockholder and will be considered to be an underwriter for purposes of this offering. Mr. Craig’s current intentions are to remain with us regardless of whether he sells all or a substantial portion of his stockholdings in us.  He, nevertheless, is offering approximately 9.3% of his shareholder interest (850,000 shares out of his total holdings of 9,140,000 shares) in this offering (8.5%of all outstanding common shares) since otherwise sales by him would be restricted to 1% (or 100,000 shares) of all outstanding MDS shares every three months in accordance with Rule 144.  As an officer/control person of MDS, Mr. Craig may not avail himself of the provisions of Rule 144(k) which otherwise would permit a non-affiliate to sell an unlimited number of restricted shares provided that the two-year holding period requirement is met.

Selling Stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices, or privately negotiated prices.  All non-management shareholders received their shares in a private placement in May 2007 for $.001 per share.

DETERMINATION OF OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by the price that shares were sold to our shareholders in our private placement in May 2007. All of our outstanding shares were issued at $.001 per share in May 2007 except for those 9,140,000 shares issued to our president and 100,000 shares issued to Dr. Richard Barton, an independent consultant to MDS, in February 2005 at which time our unincorporated business became a C corporation.  Accordingly, in determining the offering price, we selected $.01 per share which was the nearest full cent higher than the price per share paid by our 39 other stockholders (excluding our president).

The offering price of the shares of our common stock has been determined arbitrarily by us and does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. Although our common stock is not listed or quoted on any public exchange, a market maker has agreed to file a Rule 211 application with the NASD on our behalf to permit our shares to be quoted on the OTCBB upon the effectiveness of the registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by the NASD, nor can we estimate as to the time period that the application will require. We are not permitted to file such application on our own behalf. If any application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market.  Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors. The registration statement, of which this prospectus is a part, must be effective in order for our securities to be eligible for quotation on the OTCBB. There is no assurance that our common stock will trade at market prices in excess of the initial public offering price as prices for the common stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for the common stock, investor perception of us and general economic and market conditions.

DIVIDEND POLICY

We have never paid a cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future.  Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

MARKET FOR SECURITIES

There is no established public market for our common stock, and a public market may never develop. A market maker has agreed to file an application with the NASD so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance as to whether such market maker’s application will be accepted by the NASD nor can we estimate the time period that will be required for the application process.  Even if our common stock were quoted in a market, there may never be substantial activity in such market.  If there is substantial activity, such activity may not be maintained, and no prediction can be made as to what prices may prevail in such market.

There is no MDS common equity subject to outstanding options or warrants to purchase or securities convertible into our common equity.

The number of shares of MDS common stock that could be sold by our stockholders pursuant to Rule 144 (once we are eligible therefor) is up to 1% of 10,000,000 (i.e., 100,000 shares) each three (3) months by each MDS shareholder. Based upon current ownership, the number of shares initially eligible would be 760,000 shares as follows: 100,000 shares which may be sold by our president and an aggregate of 600,000 shares which may be sold by our 39 other shareholders each commencing on or about May 17, 2008.

MDS has agreed to register 1,706,400 shares of the 10,000,000 shares currently outstanding for sale by security holders.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters discussed herein are forward-looking statements.  Such forward-looking statements contained in this prospectus which is a part of our registration statement involve risks and uncertainties, including statements as to:

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our future operating results;

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our business prospects;

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our contractual arrangements and relationships with third parties;

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the dependence of our future success on the general economy;

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any possible financings; and

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the adequacy of our cash resources and working capital.

These forward-looking statements can generally be identified as such because the context of the statement will include words such as we “believe," “anticipate,” “expect,” “estimate” or words of similar meaning.   Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements.   Such forward-looking statements are subject to certain risks and uncertainties which are described in close proximity to such statements and which could cause actual results to differ materially from those anticipated as of the date of this prospectus.   Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.   The forward-looking statements included herein are only made as of the date of this prospectus, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operations

MDS was founded as an unincorporated business in January 2004 and became a C corporation in the state of Nevada on February 1, 2005. At June 30, 2007, we had one employee, Justin Craig, our founder and president. Mr. Craig devotes fulltime to us.

We are a digital medical illustrator and animator providing digital displays and enhancements to companies that assist attorneys to prepare or enhance exhibits for trials involving medical issues. Approximately 85% of our work is ultimately used by plaintiff counsel and 15% is used by defense counsel.

Our customers are almost always companies that assist attorneys to prepare or enhance a wide range of exhibits for trials. We perform the digital medical imaging that is needed by these companies. There are a limited number of these companies.

Customers originally hear of our services from word of mouth. They continue with us and expand or decrease the amount of work that they send to us based on the quality and timing of our output. We retain rights to the digital images that we produce. These digital images form a library for us. Some of these digital images can be sold to users who need generic types of images for their purposes. This enables us to generate revenue without doing additional work. The longer that we are in operation, the larger our library becomes.

A summary of our operations for the years ended December 31, 2006 and 2005 follows:

	2006	2005

Revenue	$224,163	$124,556

Operating Expenses:
General and administrative	57,733	44,550
Compensation	163,399	80,509
Total	221,132	125,059

Income (Loss) before Income Taxes	3,031	(503)

Provision for Income Taxes	1,061	-

Net Income (Loss)	$1,970	$(503)

Revenue - A substantial portion (89.9%) of our sales revenues in 2006 was derived from four unrelated customers (High Impact Litigation (37.0%), The Visual Advantage (27.8%), Trial Exhibits, Inc. (17.5%) and Legal Wizard (7.6%)). In 2005, three unrelated customers (The Visual Advantage (43.2%), High Impact Litigation (42.3%) and Legal Wizard (10.5%)) comprised approximately 96% of total revenues. This trend is likely to continue for the foreseeable future.

Compensation relates entirely to Justin Craig.

General and administrative expenses consist of:

	2006	2005

Automobile	$1,729	$1,553
Bank charges	-	199
Computer supplies	4,657	2,546
Depreciation	813	503
Dues	127	515
Employee benefits	15,912	18,439
Entertainment	1,263	154
Internet expenses	1,695	1,226
Office expense	1,176	2,041
Outside services	5,507	5,871
Professional fees	10,000	-
Rent	4,800	4,800
Repairs and maintenance	2,810	1,126
Salaries	2,400	2,400
Taxes	203	203
Telephone	1,334	1,334
Training	-	1,640
Travel	3,307	-

Total	$57,733	$44,550

Comparison of the three months ended March 31, 2007 and 2006

A summary of operations follows:

	2007	2006

Revenue	$54,475	$37,685

Operating Expenses:
General and administrative	12,857	10,396
Compensation	36,294	27,715
Total	49,151	38,111

Income (Loss) before Income Taxes	5,324	(426)

Provision for Income Taxes	798	-

Net Income (Loss)	$4,526	$(426)

Revenue – For the three months ended March 31, 2007, three unrelated customers (High Impact Litigation (52.2%), The Visual Advantage (27.5%), and Trial Exhibits, Inc. (14.7%)) comprised 94.4% of total revenues. For the three months ended March 31, 2006, four unrelated customers (High Impact Litigation (26.8%), The Visual Advantage (50.8%), Trial Exhibits, Inc. (5.8%) and Legal Wizard (5.0%)) comprised 88.4% of total revenues.

Compensation relates entirely to Justin Craig.

General and administrative consist of:

	2007	2006

Automobile	$454	$448
Computer supplies	714	922
Depreciation	841	126
Dues	230	-
Employee benefits	3,916	3,842
Entertainment	142	53
Internet expenses	426	424
Office expense	482	271
Outside services	2,629	1,526
Rent	1,200	1,200
Repairs and maintenance	312	448
Salaries	800	800
Telephone	351	336
Travel	360	-

Total	$12,857	$10,396

Other

As a corporate policy, we will not incur any cash obligations that we cannot satisfy with known resources, of which there are currently none except as described in “Liquidity” below and/or elsewhere in this prospectus.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own observations.  However, there can be no assurances that we will be successful in any of those efforts even if we are a public entity.  Additionally, issuance of restricted shares would necessarily dilute the percentage of ownership interest of our stockholders.

Liquidity

MDS will pay all costs relating to this offering estimated at $65,000.  This amount will be paid as and when necessary and required or otherwise accrued on the books and records of MDS until we are able to pay the full amount due either from revenues or loans from our president.  Absent sufficient revenues to pay these amounts within six months of the date of this prospectus, our president has agreed to loan us the funds to cover the balance of outstanding professional and related fees relating to our prospectus to the extent that such liabilities cannot be extended or satisfied in other ways and our professionals insist upon payment.  If and when loaned, the loan will be evidenced by a noninterest-bearing unsecured corporate note to be treated as a loan until repaid, if and when MDS has the financial resources to do so.  A formal written arrangement exists with respect to our president’s commitment to loan funds for this purpose and, accordingly, the agreement between MDS, our president and our counsel (filed as Exhibit 10.2) is binding upon all parties.

Private capital, if sought, will be sought from former business associates of our founder or private investors referred to us by those business associates. To date, we have not sought any funding source and have not authorized any person or entity to seek out funding on our behalf. If a market for our shares ever develops, of which there can be no assurances, we may use restricted shares of our common stock to compensate employees/consultants and independent contractors wherever possible.  We believe that operations are generating sufficient cash to continue operations for the next 12 months from the date of this prospectus provided that our costs of being a public company remain equal to or below the maximum estimate provided below.

We have embarked upon an effort to become a public company and, by doing so, have incurred and will continue to incur additional significant expenses for legal, accounting and related services. Once we become a public entity, subject to the reporting requirements of the Exchange Act of '34, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $50,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. These obligations will reduce our ability and resources to fund other aspects of our business. We hope to be able to use our status as a public company to increase our ability to use noncash means of settling obligations and compensate independent contractors who provide professional services to us, although there can be no assurances that we will be successful in any of those efforts. We will reduce the compensation levels paid to management if there is insufficient cash generated from operations to satisfy these costs.

There are no current plans to seek private investment.  We do not have any current plans to raise funds through the sale of securities.  We hope to be able to use our status as a public company to enable us to use non-cash means of settling obligations and compensate persons and/or firms providing services or products to us, although there can be no assurances that we will be successful in any of those efforts.  We believe that the perception that many people have of a public company make it more likely that they will accept restricted securities from a public company as consideration for indebtedness to them than they would from a private company.  We have not performed any studies of this matter.  Our conclusion is based on our own beliefs. Issuing shares of our common stock to such persons instead of paying cash to them would increase our chances to expand our business.  Having shares of our common stock may also give persons a greater feeling of identity with us which may result in referrals.  However, these actions, if successful, will result in dilution of the ownership interests of existing shareholders, may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of MDS because the shares may be issued to parties or entities committed to supporting existing management.

In May 2007, we sold 760,000 shares of our common stock to 38 people for $760. The sale of such shares was not specifically or solely intended to raise financing since the funds raised were de minimis.  It was also intended to get relatives and business associates of management involved in our business.  Of the 760,000 shares, 300,000 (39.5%) shares were sold to people directly related to at least one officer or director and 300,000 (39.5%) shares were sold to our counsel. Although these stockholders have no obligation to provide any services to us, management hopes that these new stockholders, their families, friends and/or business associates may provide us with valuable services such as recommending our services and providing us with business advice in any areas of expertise or knowledge that they may have that can be of value and assistance to us.

Recent Accounting Pronouncements

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with our annual report for the year ended December 31, 2008, we will be required to include a report of management on our internal control over financial reporting. The internal control report must include a statement.

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of management’s responsibility for establishing and maintaining adequate internal control over our financial reporting;

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of management’s assessment of the effectiveness of our internal control over financial reporting as of year end;

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of the framework used by management to evaluate the effectiveness of our internal control over financial reporting; and

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that our independent accounting firm has issued an attestation report on management’s assessment of our internal control over financial reporting, which report is also required to be filed.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. MDS does not expect that this interpretation will have a material impact on our financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for MDS’ financial statements issued in 2008; however, earlier application is encouraged. MDS is currently evaluating the timing of adoption and the impact that adoption might have on its financial position or results of operations.

The Financial Accounting Standards Board, the Emerging Issues Task Force (the “EITF”) and the Securities and Exchange Commission have issued certain other accounting pronouncements and regulations as of December 31, 2006 that will become effective in subsequent periods; however, management of MDS does not believe that any of those pronouncements would have significantly affected MDS’ financial accounting measurements or disclosures had they been in effect during 2006 and 2005, and it does not believe that any of those pronouncements will have a significant impact on MDS’ financial statements at the time they become effective.

Critical Accounting Policies

The preparation of financial statements and related notes requires us to make judgments, estimates, and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.

An accounting policy is considered to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonably likely to occur periodically, could materially impact the financial statements.

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements.  There are no critical policies or decisions that rely on judgments that are based on assumptions about matters that are highly uncertain at the time the estimate is made.  Note 2 to the financial statements, included elsewhere in this prospectus, includes a summary of the significant accounting policies and methods used in the preparation of our financial statements.

Seasonality

We have not noted a significant seasonal impact in our business.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, as defined in Regulation S-B Section 303.

BUSINESS

MDS was founded as an unincorporated business in January 2004 and became a C corporation in the State of Nevada on February 1, 2005. At June 30, 2007, we had one employee, Justin Craig, our founder and president. Mr. Craig devotes fulltime to us.

We are a digital medical illustrator and animator providing digital displays and enhancements to companies that assist attorneys to prepare or enhance exhibits for trials involving medical issues. Approximately 85% of our work is ultimately used by plaintiff counsel and 15% is used by defense counsel.

A digital medical illustrator is a professional who interprets and creates visual material to help record and disseminate medical, biological and related knowledge. Medical illustrators create medical illustrations using traditional and digital techniques which can appear in medical textbooks, medical advertisements, professional journals, instructional videotapes and films, animations, computer-assisted learning programs, exhibits, lecture presentations, general magazines and television. MDS specializes in creating and enhancing digital images that will be used as exhibits in legal trials. Specifically, we create demonstrative exhibits and animations that are designed to clearly and concisely communicate the testimony of expert medical witnesses. These exhibits are developed in a variety of media (including illustrations, diagrams, computer animations and 3D models) best suited for the type of information that needs to be conveyed.

Our principal output is:

Image enhancements are a dramatic and realistic way of clarifying organic tissues on any type of radiographic film. MRIs, CAT scans, myleograms, arteriograms, ultrasound images, mammograms, etc., can be enhanced with color to point out pertinent structures on the films, making them easier for laypersons on a jury to comprehend. Disease processes such as inflammatory arthritis, arterial aneurysms, metastasizing cancer and deep vein thrombosis can be emphasized as well. This same technique can also be applied to radiographic video images such as cardiac catheterizations, ultrasounds, arteriorgrams, etc. These color-enhanced films also make it easier for expert witnesses and counsel to describe and highlight key points in their testimony or argument.

3D Animation - we also utilize our 3D software to produce still frames of complex information and products. These images can be incorporated into settlement packages, timelines, or printed as large trial exhibits.

Real-time Animation – is used in certain instances in which issues of a case deal with time, complex element relationships or motion, because real-time animation may very well be the best medium to accurately demonstrate the facts of these types of cases to juries.

We use a standard price list for much of our work. We also negotiate prices for very specialized projects. Our typical price list follows:

Description of Visuals	Sample	Price

2D MRI/CT Colorization

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Image 01:  CTs, MRIs, Ultrasounds (and X-rays if the 3D option is not preferred) are colorized in such a way that the original film is still seen (as well as included on the exhibit in B&W). Fractures and other viewable features are illustrated in for best understanding of the radiographic film.

Sample image = $400

$200/MRI or CT

3D X-ray Colorization

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Image 01:  X-rays converted to a 3D illustration, showing fracture ends, malformations, degenerative bone loss, internal and external hardware.

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Hardware Design: Hardware cost is in addition to the 3D X-ray.  Prices vary for the amount of hardware modeled, ranging from ½ hour to 3hr design time at $75/hr

Sample image = $675

$300/X-ray $75/hr for hardware

Medical Illustration – Custom

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Image 01:  Custom illustration is created to specifically match the details of a case, and anytime that a library illustration is not available.

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Image 02: Subsequent images in a series that are based off a custom illustration are then treated as modified library (discounted) images.

Sample image = $700

$300/image (custom)

Medical Illustration – Client Likeness

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Image 01:  If the illustration likeness is to match provided photographs of the client, the usual custom illustration is increased to reflect the addition work.

Sample image = $400

$400/ client likeness

Medical   Illustration – Library

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Image 01:  Exhibits already created and not needing alterations are sold as library exhibits (a library exhibit is copyrighted and usable only for the case for which it is purchased).  Some custom illustrated series are partly billed as library if they are based off a previous image for the same job.

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Image 02:  Library exhibits needing changes can still be purchased with design time added on for the changes.

Sample image = $350

$150/ library image $75/hr on alterations

3D/2D Animation

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Animation:  All animation is begun with a written storyboard first, then progresses to a visual storyboard, which is approved before animation is begun.  A cost breakdown of the projected price (ranging from $50-$75/hr depending on 2D or 3D animation, illustrations included, rendering time, etc.) Additions and revisions beyond the scope of the original quote are at an additional cost.

$50-$75/hr for 2D or 3D animation

A substantial portion (89.9%) of our sales revenues in 2006 was derived from four unrelated customers (High Impact Litigation (37.0%), The Visual Advantage (27.8%), Trial Exhibits, Inc. (17.5%) and Legal Wizard (7.6%)). In 2005, three unrelated customers (The Visual Advantage (43.2%), High Impact Litigation (42.3%) and Legal Wizard (10.5%)) comprised approximately 96% of total revenues. For the three months ended March 31, 2007, three unrelated customers (High Impact Litigation (52.2%), The Visual Advantage (27.5%), and Trial Exhibits, Inc. (14.7%)) comprised 94.4% of total revenues. For the three months ended March 31, 2006, four unrelated customers (High Impact Litigation (26.8%), The Visual Advantage (50.8%), Trial Exhibits, Inc. (5.8%) and Legal Wizard (5.0%)) comprised 88.4% of total revenues. This trend is likely to continue for the foreseeable future.

Our customers are almost always companies that assist attorneys to prepare or enhance a wide range of exhibits for trials. We perform the digital medical imaging that is needed by these companies. There are a limited number of these companies. Four of them make up our principal client base, and an additional four are smaller clients. The loss of business from a significant client or our failure to continue to obtain new business to replace completed or canceled projects would have a material adverse effect on our business and revenues.

Our images are approved by the expert witness(es) who will use them in their testimony  and by counsel. We do not release images that are not acceptable to and approved by the expert witness.

Competition

Mr. Craig is a member of the Association of Medical Illustrators. We believe that this Association has approximately 1,000 members, although all members are not competitors. Medical illustrators create medical illustrations using traditional and digital techniques which can appear in medical textbooks, medical advertisements, professional journals, instructional videotapes and films, animations, computer-assisted learning programs, exhibits, lecture presentations, general magazines and television. We do not know how many illustrators perform in the same market niche as do we.

We compete based on quality and speed of service combined with price. It is important that counsel is successful in cases in which our illustrations are used. If counsel does not believe that our products are helping their cases, they will change the company that assists in preparing their litigation exhibits.

No assurances can be given that our competitive strategy will be successful.

Intellectual Property

We have no patents or trademarks.

Employees

At June 30, 2007, we had one employee, Justin Craig, our founder and president. Mr. Craig devotes fulltime to us. There are no written employment contracts or agreements.

Property

Our office and mailing address is 7231 South Rome Street, Aurora, CO 80016 provided to us by our president which serves as our principal business address. We paid rent of $4,800 in each of 2006 and 2005 for use of these facilities. There is no written lease agreement.

Litigation

We are not party to any pending, or to our knowledge, threatened litigation of any type.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Name	Age	Title
Justin Craig	34	President, CEO, CFO, principal accounting officer and chairman
Kenneth Craig	63	Secretary and director

Justin Craig – Founded us and has been our president, chief executive officer, chief financial officer and chairman since inception.  From November 2002 to December 2003, Mr. Craig was a digital medical imager for High Impact Litigation, now a major Company customer. Mr. Craig holds a Bachelor of Fine Arts from Brigham Young University (2000) and an MS in Bio Medical Illustration from the University of Illinois – Chicago (2002).

Kenneth Craig – became secretary and a director in May 2007. He has owned and operated an accounting practice for 32 years with a specialty in taxation. He  holds a BS from the University of Arizona and is the father of Justin Craig.

Possible Potential Conflicts

No member of management is or will be required by us to work on a full time basis, although our president currently devotes fulltime to us. Accordingly, certain conflicts of interest may arise between us and our officer(s) and director(s) in that they may have other business interests in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business.  As a result, conflicts of interest may arise that can be resolved only through their exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to us.

Currently we have only two officers and two directors (the same persons) and are in the process of seeking to add additional officer(s) and/or director(s) as and when the proper personnel are located and terms of employment are mutually negotiated and agreed and we have sufficient capital resources and cash flow to make such offers.

Board of Directors

All directors hold office until the completion of their term of office, which is not longer than one year, or until their successors have been elected.  Both directors’ terms of office expire on December 31, 2007. All officers are appointed annually by the board of directors and, subject to existing employment agreements (of which there are currently none) and serve at the discretion of the board. Currently, directors receive no compensation for their role as directors but may receive compensation for their role as officers.

As long as we have an even number of directors, tie votes on issues are resolved in favor of the chairman’s vote.

Committees of the Board of Directors

Concurrent with having sufficient members and resources, the MDS board of directors will establish an audit committee and a compensation committee.  We believe that we will need a minimum of five directors to have effective committee systems. The audit committee will review the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls.  The compensation committee will manage the stock option plan and review and recommend compensation arrangements for the officers. No final determination has yet been made as to the memberships of these committees or when we will have sufficient members to establish committees.  See “Executive Compensation” hereinafter.

All directors will be reimbursed by MDS for any expenses incurred in attending directors' meetings provided that MDS has the resources to pay these fees.  MDS will consider applying for officers and directors liability insurance at such time when it has the resources to do so.

Stock Option Plan

Pursuant to the May 22, 2007 board of directors’ approval and subsequent stockholder approval, MDS adopted our 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby we reserved for issuance up to 1,500,000 shares of our common stock.  Non-Statutory Stock Options do not meet certain requirements of the Internal Revenue Service as compared to Incentive Stock Options which meet the requirements of Section 422 of the Internal Revenue Code. Nonqualified options have two disadvantages compared to incentive stock options. One is that recipients have to report taxable income at the time that they exercise the option to buy stock, and the other is that the income is treated as compensation, which is taxed at higher rates than long-term capital gains. We intend to file a Registration Statement on Form S-8 so as to register those 1,500,000 shares of common stock underlying the options in the Plan once we are eligible to do so which will be after we are subject to the 1934 Act Reporting Requirements and have filed all required reports during the preceding 12 months or such shorter period of time as required.

No options are outstanding or have been issued under the Plan as of June 30, 2007.

As previously indicated, the board of directors, on May 22, 2007, adopted the Plan so as to provide a long-term incentive for employees, non-employee directors, consultants, attorneys and advisors of MDS and our subsidiaries, if any.  The board of directors believes that our policy of granting stock options to such persons will provide us with a potential critical advantage in attracting and retaining qualified candidates.  In addition, the Plan is intended to provide us with maximum flexibility to compensate plan participants.  We believe that such flexibility will be an integral part of our policy to encourage employees, non-employee directors, consultants, attorneys and advisors to focus on the long-term growth of stockholder value.  The board of directors believes that important advantages to MDS are gained by an option program such as the Plan which includes incentives for motivating our employees, while at the same time promoting a closer identity of interest between employees, non-employee directors, consultants, attorneys and advisors on the one hand, and our stockholders on the other.

The principal terms of the Plan are summarized below

Summary Description of the Medical Design Studios, Inc. 2007 Non-Statutory Stock Option Plan

The purpose of the Plan is to provide directors, officers and employees of, as well as consultants, attorneys and advisors to, MDS and our subsidiaries, if any, with additional incentives by increasing their ownership interest in MDS.  Directors, officers and other employees of MDS and our subsidiaries, if any, are eligible to participate in the Plan.  Options in the form of Non-Statutory Stock Options (“NSO”) may also be granted to directors who are not employed by us and consultants, attorneys and advisors to us providing valuable services to us and our subsidiaries, if any.  In addition, individuals who have agreed to become an employee of, director of or an attorney, consultant or advisor to us and/or our subsidiaries are eligible for option grants, conditional in each case on actual employment, directorship or attorney, advisor and/or consultant status.  The Plan provides for the issuance of NSO’s only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended.  Further, NSO’s have two disadvantages compared to ISO’s in that recipients of NSOs must report taxable income at the time of NSO option exercise and income from NSO’s is treated as compensation which is taxed at higher rates than long-term capital gains.

Our board of directors or a compensation committee (once established) will administer the Plan with the discretion generally to determine the terms of any option grant, including the number of option shares, exercise price, term, vesting schedule and the post-termination exercise period.  Notwithstanding this discretion (i) the term of any option may not exceed 10 years and (ii) an option will terminate as follows: (a) if such termination is on account of termination of employment for any reason other than death, without cause, such options shall terminate one year thereafter; (b) if such termination is on account of death, such options shall terminate 15 months thereafter; and (c) if such termination is for cause (as determined by the board of directors and/or compensation committee), such options shall terminate immediately.  Unless otherwise determined by the board of directors or compensation committee, the exercise price per share of common stock subject to an option shall be equal to no less than 10% of the fair market value of the common stock on the date such option is granted.  No NSO shall be assignable or otherwise transferable except by will or the laws of descent and distribution or except as permitted in accordance with SEC Release No.33-7646 as effective April 7, 1999.

The Plan may be amended, altered, suspended, discontinued or terminated by the board of directors without further stockholder approval, unless such approval is required by law or regulation or under the rules of the stock exchange or automated quotation system on which the common stock is then listed or quoted.  Thus, stockholder approval will not necessarily be required for amendments which might increase the cost of the Plan or broaden eligibility except that no amendment or alteration to the Plan shall be made without the approval of stockholders which would:

a.

decrease the NSO price (except as provided in paragraph 9 of the Plan) or change the classes of persons eligible to participate in the Plan, or

b.

extend the NSO period, or

c.

materially increase the benefits accruing to Plan participants, or

d.

materially modify Plan participation eligibility requirements, or

e.

extend the expiration date of the Plan

Unless otherwise indicated the Plan will remain in effect for a period of ten years from the date adopted unless terminated earlier by the board of directors except as to NSOs then outstanding, which shall remain in effect until they have expired or been exercised.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	-	1,500,000
Equity compensation plans not approved by security holders	-	-	-
Total	-	-	1,500,000

Summary Compensation Table

The following table shows for the periods ended December 31, 2006 and 2005, compensation awarded to or paid to, or earned by, our Chief Executive Officer and our secretary (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Option Awards	Total
Justin Craig	2006	$ 163,399	-	-	$ 163,399
CEO and CFO	2005	$ 80,509	-	-	$ 80,509
Kenneth Craig	2006	-	-	-	-
Secretary and Director	2005	-	-	-	-

Outstanding Equity Awards at Fiscal Year End

There are no outstanding equity awards at December 31, 2006.

PRINCIPAL SHAREHOLDERS

As of June 30, 2007, we had 10,000,000 shares of common stock outstanding which are held by 40 shareholders. The chart below sets forth the ownership, or claimed ownership, of certain individuals and entities. This chart discloses those persons known by the board of directors to have, or claim to have, beneficial ownership of more than 5% of the outstanding shares of our common stock as of June 30, 2007; of all directors and executive officers of MDS; and of our directors and officers as a group.

Name and Address of Beneficial Owner (a)	Number of Shares Beneficially Owned (b)	Percent of Class
Justin Craig	9,150,000(c)	91.5%
Kenneth Craig	110,000(d)	1.1%
Officers and Directors as a group ( 2 members)	9,260,000(c)(d)	92.6%
(a) The address for each person is 7231 South Rome Street, Aurora, CO 80016.

(b) Unless otherwise indicated, MDS believes that all persons named in the table have sole voting and investment power with respect to all shares of the common stock beneficially owned by them.  A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities.  Each beneficial owner’s percentage ownership is determined by assuming that options, warrants or convertible securities that are held by such person (but not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised.

(c) Includes 10,000 shares owned by Trisha Craig, wife of the Company’s president,  in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Mr. Craig disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to him by operation of law.

(d) Includes 10,000 shares owned by R. Dawn Craig, wife of Kenneth Craig, in accordance with SEC Release 33-4819 which states, in part, that a person is regarded as the beneficial owner of securities held in the name of his or her spouse and their minor children.  Mr. Craig disclaims any beneficial interest in or control over any of such shares other than that which may be attributed to him by operation of law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The sole promoter of MDS is Justin Craig, our president.

MDS has entered into an agreement regarding our president lending funds to us if necessary (Exhibit 10.2).  No amounts were outstanding under this agreement as of March 31, 2007. A summary of Exhibit 10.2 may be found in the “Management’s Discussion and Analysis or Plan of Operation” section of this prospectus.  Exhibit 10.2 is filed as part of our registration statement of which this prospectus is a part.

Our office space is provided to us by our president which serves as our principal address. We paid rent of $4,800 in each of 2006 and 2005 for use of these facilities. There is no written lease agreement.

In May 2007, we sold 100,000 shares of our common stock to Kenneth Craig, a director who is also our president’s father, for $100.

DESCRIPTION OF CAPITAL STOCK

Introduction

MDS was incorporated as a Nevada corporation on February 1, 2005 to succeed an unincorporated business operating since January 2004. MDS is authorized to issue 74,000,000 shares of common stock and 1,000,000 shares of preferred stock.

Preferred Stock

MDS’ certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our board of directors. No shares of preferred stock have been designated, issued or are outstanding. Accordingly, our board of directors is empowered, without stockholder approval, to issue up to 1,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could adversely affect the rights of the holders of the common stock. Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•

the number of shares and the designation of the series;

•

whether to pay dividends on the series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;

•

whether the series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;

•

whether the series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;

•

whether or not the shares of the series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and

•

the rights of the shares of the series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of the series.

We presently do not have plans to issue any shares of preferred stock. However, preferred stock could be used to dilute a potential hostile acquirer.  Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control in our Company or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock.

Common Stock

Our certificate of incorporation authorizes the issuance of 74,000,000 shares of common stock.  There are 10,000,000 shares of our common stock issued and outstanding at June 30, 2007 which are held by 40 shareholders.  The holders of our common stock:

•

have equal ratable rights to dividends from funds legally available for payment of dividends when, as and if declared by the board of directors;

•

are entitled to share ratably in all of the assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

•

do not have preemptive, subscription or conversion rights, or redemption or access to any sinking fund; and

•

are entitled to one non-cumulative vote per share on all matters submitted to stockholders for a vote at any meeting of stockholders

See also Plan of Distribution subsection entitled “Any market that develops in shares of our common stock will be subject to the penny stock restrictions which will make trading difficult or impossible” regarding negative implications of being classified as a “Penny Stock.”

Authorized but Un-issued Capital Stock

Nevada law does not require stockholder approval for any issuance of authorized shares. However, the marketplace rules of the NASDAQ, which would apply only if our common stock were ever listed on the NASDAQ, which is wholly unlikely for the foreseeable future, require stockholder approval of certain issuances of common stock equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock, including in connection with a change of control of MDS, the acquisition of the stock or assets of another company or the sale or issuance of common stock below the book or market value price of such stock. These additional shares may be used for a variety of corporate purposes, including future public offerings to raise additional capital or to facilitate corporate acquisitions.

One of the effects of the existence of un-issued and unreserved common stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our board by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of our common stock at prices higher than prevailing market prices.

Shareholder Matters

As an issuer of "penny stock" the protection provided by the federal securities laws relating to forward looking statements does not apply to us if our shares are considered to be penny stocks.  Although the federal securities law provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any claim that the material provided by us, including this prospectus, contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading.

As a Nevada corporation, we are subject to the Nevada Revised Statutes ("NRS" or "Nevada law"). Certain provisions of Nevada law create rights that might be deemed material to our shareholders. Other provisions might delay or make more difficult acquisitions of our stock or changes in our control or might also have the effect of preventing changes in our management or might make it more difficult to accomplish transactions that some of our shareholders may believe to be in their best interests.

Directors’ Duties. Section 78.138 of the Nevada law allows our directors and officers, in exercising their powers to further our interests, to consider the interests of our employees, suppliers, creditors and customers. They can also consider the economy of the state and the nation, the interests of the community and of society and our long-term and short-term interests and shareholders, including the possibility that these interests may be best served by our continued independence. Our directors may resist a change or potential change in control if they, by a majority vote of a quorum, determine that the change or potential change is opposed to or not in our best interest. Our board of directors may consider these interests or have reasonable grounds to believe that, within a reasonable time, any debt which might be created as a result of the change in control would cause our assets to be less than our liabilities, render us insolvent, or cause us to file for bankruptcy protection

Amendments to Bylaws - Our articles of incorporation provide that the power to adopt, alter, amend, or repeal our bylaws is vested exclusively with the board of directors.  In exercising this discretion, our board of directors could conceivably alter our bylaws in ways that would affect the rights of our shareholders and the ability of any shareholder or group to effect a change in our control; however, the board would not have the right to do so in a way that would violate law or the applicable terms of our articles of incorporation.

Transfer Agent

The Transfer Agent for our common stock is Action Stock Transfer Company, 7069 S. Highland Drive, Suite 300, Salt Lake City, UT 84121. Its telephone number is 801-274-1088.

PLAN OF DISTRIBUTION

The selling stockholders may offer the shares at various times in one or more of the following transactions:

•

on any market that might develop;

•

in transactions other than market transactions;

•

by pledge to secure debts or other obligations;

•

1purchases by a broker-dealer as principal and resale by the broker-dealer for its account; or

•

in a combination of any of the above

Selling stockholders will sell at a fixed price of $.01 per share until our common shares are quoted on the OTCBB and thereafter at prevailing market prices or privately negotiated prices. In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers.

The selling stockholders may use broker-dealers to sell shares. If this happens, broker-dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares for whom they have acted as agents. To date, no discussions have been held or agreements reached with any broker/dealers.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Rule 144 provides that any affiliate or other person who sells restricted securities of an issuer for his own account, or any person who sells restricted or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and, therefore, not to be an underwriter thereof within the meaning of Section 2(a)(11) of the Securities Act if all of the conditions of Rule 144 are met. Conditions for sales under Rule 144 include:

a.

adequate current public information with respect to the issuer must be available;

b.

restricted securities must meet a one year holding period, measured from the date of acquisition of the securities from the issuer or from an affiliate of the issuer because our selling security holders paid the full purchase price for the shares of our common stock covered by our registration statement on May 18, 2007 the shares of our common stock covered by this registration statement have met the one year holding period as of May 17, 2008.

c.

sales of restricted or other securities sold for the account of an affiliate, and sales of restricted securities by a non-affiliate, during any three month period, cannot exceed the greater of  1% of the securities of the class outstanding as shown by the most recent statement of the issuer;

_____________________________

1

If any of the selling shareholders enter into an agreement after the effectiveness of our registration statement to sell all or a portion of their shares in MDS to a broker-dealer as principal and the broker-dealer is acting as underwriter, MDS will file a post-effective amendment to its registration statement identifying the broker-dealer, providing the required information on the Plan of Distribution, revising disclosures in its registration statement as required and filing the agreement as an exhibit to its registration statement.  Additionally to the extent that any successor(s) to the named selling stockholder wish to sell under this prospectus, we must file a prospectus supplement identifying such successors as selling stockholders.  Accordingly, a prospectus supplement will be filed under these circumstances.

d.

the securities must be sold in ordinary "brokers' transactions" within the meaning of section 4(4) of the Securities Act or in transactions directly with a market maker, without solicitation by the selling security holders, and without the payment of any extraordinary commissions or fees;

e.

if the amount of securities to be sold pursuant to Rule 144 during any three month period exceeds 500 shares/units or has an aggregate sale price in excess of $10,000, the selling security holder must file a notice in Form 144 with the Commission.

The current information requirement listed in (a) above, the volume limitations listed in (c) above, the requirement for sale pursuant to broker's transactions listed in (d) above, and the Form 144 notice filing requirement listed in (e) above cease to apply to any restricted securities sold for the account of a non-affiliate if at least two years has elapsed from the date the securities were acquired from the issuer or from an affiliate. These requirements will cease to apply to sales by the selling security holders of the shares of our common stock covered by this registration statement on May 17, 2009.

The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be sold by the selling stockholders.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

Affiliates and/or promoters of MDS who are offering their shares for resale and any broker-dealers who act in connection with the sale of the shares hereunder will be deemed to be "underwriters" of this offering within the meaning of the Securities Act, and any commission they receive and proceeds of any sale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our common stock will be subject to “penny stock” restrictions.

We will pay all expenses incident to the registration, offering and sale of the shares other than commissions or discounts of underwriters, broker-dealers or agents. We have also agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act.

This offering will terminate on the earlier of the:

a)

date on which the shares are eligible for resale without restrictions pursuant to Rule 144 under the Securities Act or

b)

date on which all shares offered by this prospectus have been sold by the selling stockholders

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

We are registering securities under Rule 415 of the Securities Act which requires us:

1.

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

Include any additional or changed material information on the plan of distribution.

2.

That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Selling shareholders and any purchasers of our securities should be aware that any market that develops in our stock will be subject to the penny stock restrictions.

The trading of our securities, if any, will be in the over-the-counter markets which are commonly referred to as the OTCBB as maintained by the NASD (once and if and when quoting thereon has occurred).   As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the price of, our securities.

OTC Bulletin Board Considerations

To be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. We are not permitted to file such application on our own behalf. A market maker has agreed to file an application with the NASD on our behalf so as to be able to quote the shares of our common stock on the OTCBB maintained by the NASD commencing upon the effectiveness of our registration statement of which this prospectus is a part. There can be no assurance that the market maker’s application will be accepted by the NASD, nor can we estimate as to the time period that the application will require.

The OTCBB is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTCBB. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTCBB.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTCBB has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. The NASD cannot deny an application by a market maker to quote the stock of a company assuming all NASD questions relating to its Rule 211 process are answered accurately and satisfactorily . . The only requirement for ongoing inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate that quotation on the OTCBB will increase liquidity for our stock, investors may have difficulty in getting orders filled because trading activity on the OTCBB in general is not conducted as efficiently and effectively as with NASDAQ-listed securities. As a result, investors’ orders may be filled at a price much different than expected when an order is placed.

Investors must contact a broker-dealer to trade OTCBB securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

OTCBB transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the OTCBB, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because OTCBB stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

Section 15(g) of the Exchange Act

Our shares will be covered by Section 15(g) of the Exchange Act, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules (but is not applicable to us).

Rule 15g-2 declares unlawful broker-dealer transactions in penny stocks unless the broker-dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker-dealer to engage in a penny stock transaction unless the broker-dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker-dealers from completing penny stock transactions for a customer unless the broker-dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker-dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker-dealers selling penny stocks to provide their customers with monthly account statements.

SEC Rule 15g-9 establishes the definition of a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $4.00 per share or with an exercise price of less than $5.00 per share, subject to a limited number of exceptions. It is likely that our shares will be considered to be penny stocks for the immediately foreseeable future. For any transaction involving a penny stock, unless exempt, the penny stock rules require that a broker or dealer approve a person's account for transactions in penny stocks and the broker or dealer receive from the investor a written agreement to the transaction setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience and objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and that that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, which, in highlight form, sets forth:

•

the basis on which the broker or dealer made the suitability determination, and

•

that the broker or dealer received a signed, written agreement from the investor prior to the transaction

Disclosure also has to be made about the risks of investing in penny stock in both public offerings and in secondary trading and commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.   The above-referenced requirements may create a lack of liquidity, making trading difficult or impossible, and accordingly, shareholders may find it difficult to dispose of our shares.

State Securities – Blue Sky Laws

There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common stock may also be restricted under the securities or securities regulations laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the blue sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state blue-sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the common stock for an indefinite period of time.

Selling Securityholders may contact us directly to ascertain procedures necessary for compliance with Blue Sky Laws in the applicable states relating to Sellers and/or Purchasers of MDS shares of common stock.

We intend to apply for listing in Mergent, Inc., a leading provider of business and financial information on publicly listed companies, which, once published, will provide MDS with “manual” exemptions in 33 states as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-three states have what is commonly referred to as a "manual exemption" for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as we obtain and maintain a listing in Mergent, Inc. or Standard and Poor's Corporate Manual, secondary trading of our common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

Limitations Imposed by Regulation M

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, each selling stockholder will be subject to applicable provisions of the Exchange Act and the associated rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares offered hereby. We assume no obligation to so deliver copies of this prospectus or any related prospectus supplement.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Gary B. Wolff, P.C., 488 Madison Avenue, Suite 1100, New York, New York 10022. Gary B. Wolff, president and sole stockholder of Gary B. Wolff, P.C., owns 300,000 shares of our common stock. Mr. Wolff and his adult son, Brian Wolff, who owns 10,000 shares of our common stock, are both Selling Shareholders.

EXPERTS

The financial statements of Medical Design Studios, Inc. as of December 31, 2006 and the years ended December 31, 2006 and 2005, included in this prospectus have been audited by independent registered public accountants and have been so included in reliance upon the report of Li & Company, PC given on the authority of such firm as experts in accounting and auditing.

UNAUDITED INTERIM STATEMENTS

The information for the interim periods ended March 31, 2007 and 2006 is unaudited; however, it includes all adjustments considered necessary by management for a fair presentation of our financial condition and results of operations.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form SB-2, including exhibits, schedules and amendments, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information included in the registration statement. For further information about us and the shares of our common stock to be sold in this offering, please refer to our registration statement.

As of the effective date of this prospectus, MDS became subject to the informational requirements of the Securities Exchange Act of 1934, as amended.  Accordingly, we will file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 100 F Street, N. E., Washington, D.C. 20549. You should call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings will also be available to the public at the SEC's web site at "http:/www.sec.gov."

You may request, and we will voluntarily provide, a copy of our filings, including our annual report which will contain audited financial statements, at no cost to you, by writing or telephoning us at the following address:

Medical Design Studios, Inc.

7231 South Rome Street

Aurora, CO 80016

303-956-7197

MEDICAL DESIGN STUDIOS, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Medical Design Studios, Inc.

Aurora, CO

We have audited the accompanying balance sheet of Medical Design Studios, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medical Design Studios, Inc. as of December 31, 2006 and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005  in conformity with accounting principles generally accepted in the United States of America.

/s/ Li & Company, PC

Li & Company, PC

Skillman, New Jersey

July 5, 2007

MEDICAL DESIGN STUDIOS, INC.

Balance Sheet

December 31, 2006

ASSETS

Current Assets:
Cash	$500
Accounts receivable	21,700
Total current assets	22,200

Equipment:
Computer equipment	18,075
Accumulated depreciation	(2,955)
Net	15,120

TOTAL ASSETS	$37,320

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$11,061

Stockholders' Equity:
Preferred stock: $0.001 par value;, 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock: $0.001 par value; 74,000,000 shares authorized; 9,240,000 shares issued and outstanding	9,240
Retained earnings	17,019
Total stockholders’ equity	26,259

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$37,320

See accompanying notes to the financial statements.

MEDICAL DESIGN STUDIOS, INC.

Statements of Operations

For the Years Ended December 31, 2006 and 2005

	2006	2005

Revenue	$224,163	$124,556

Operating Expenses:
General and administrative	57,733	44,550
Compensation	163,399	80,509
Total operating expenses	221,132	125,059

Income (Loss) before income taxes	3,031	(503)

Provision for income taxes	1,061	-

Net income (loss)	$1,970	$(503)

Net income (loss) per common share - basic and diluted	$0.00	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	9,240,000	9,240,000

See accompanying notes to the financial statements.

MEDICAL DESIGN STUDIOS, INC.

Statement of Stockholders’ Equity

For the Year Ended December 31, 2006

	Common Shares	Amount	Retained Earnings	Total

Balance, January 1, 2005	9,240,000	$9,240	$15,552	$24,792

Net loss	-	-	(503)	(503)

Balance, December 31, 2005	9,240,000	9,240	15,049	24,289

Net income	-	-	1,970	1,970

Balance, December 31, 2006	9,240,000	$9,240	$17,019	$26,259

See accompanying notes to the financial statements.

MEDICAL DESIGN STUDIOS, INC.

Statements of Cash Flows

 For the Years Ended December 31, 2006 and 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,970	$(503)
Depreciation	813	503
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Decrease in accounts receivable	750	-
Increase in accrued expenses	11,061	-
Net Cash Provided by Operating Activities	14,594	-

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of equipment	(14,594)	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

CHANGE IN CASH	-	-

CASH AT BEGINNING OF YEAR	500	500
CASH AT END OF YEAR	$500	$500

See accompanying notes to the financial statements.

MEDICAL DESIGN STUDIOS, INC.

Notes to the Financial Statements

December 31, 2006

NOTE 1 -ORGANIZATION

Medical Design Studios, Inc. (“MDS” or the “Company”) was founded as an unincorporated business in January 2004 and became a C corporation in the State of Nevada on February 1, 2005. The Company is a digital medical illustrator and animator providing digital displays and enhancements to companies that assist attorneys to prepare or enhance exhibits for trials involving medical issues.

The acquisition of Medical Design Studios (“Predecessor”) by Medical Design Studios, Inc. (“MDS”) has been accounted for as a reverse acquisition for financial accounting purposes. The reverse merger is deemed a capital transaction and the net assets of Predecessor (the accounting acquirer) are carried forward to MDS (the legal acquirer and the reporting entity) at their carrying value before the combination. The acquisition process utilizes the capital structure of MDS and the assets and liabilities of Predecessor which are recorded at historical cost. Since MDS had no operations prior to the reverse merger, the financial statements of Predecessor and MDS are being combined for the period from January 1, 2004 through February 1, 2005. The equity of MDS is the historical equity of Predecessor retroactively restated to reflect the number of shares issued by MDS in the transaction.

NOTE 2 -SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a.  Year-end

The Company has elected a fiscal year ending on December 31.

b.  Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

c.   Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk include accounts receivable. Exposure to losses on receivables is principally dependent on each customer's financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

d.  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

e.   Fair value of financial instruments

The carrying amounts reported in the balance sheet for cash, accounts receivable, and accrued expenses approximate fair value based on the short-term maturity of these instruments.

f.  Basic and Diluted Income (Loss) Per Common Share

Basic net income (loss) per common share has been calculated by dividing the net income (loss) for the year by the basic weighted average number of common shares outstanding assuming that the Company incorporated as of the beginning of the first period presented. Diluted net income (loss) per share is computed by dividing net income (loss) by the weighted average number of shares of common stock and potentially outstanding shares of common stock during each period assuming that the Company incorporated as of the beginning of the first period presented. There were no potentially dilutive shares outstanding as of December 31, 2006.

g.   Revenue Recognition

The Company recognizes revenue when all work on a project has been completed and has been accepted by the buyer and collectibility is reasonably assured.

h.  Equipment

Equipment, which consists of computer equipment, is stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line basis over the estimated useful life of three years. Depreciation expense for the years ended December 31, 2006 and 2005 was $813 and $503, respectively.

The carrying values of fixed assets are evaluated whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable. If necessary, the Company recognizes an impairment loss for the difference between the carrying amount of the assets and their estimated fair value. Fair value is based on current and anticipated future undiscounted cash flows. As of December 31, 2006, no impairment has incurred.

i.  Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, income taxes are provided for amounts currently payable and for amounts deferred as tax assets and liabilities based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. Deferred income taxes are measured using the enacted tax rates that are assumed will be in effect when the differences reverse.

The operating results prior to February 1, 2005 of Medical Design Studios were included in the tax return of the Company’s founder. The Company is not entitled to the potential benefit of any of those losses.

j.  Impact of New Accounting Standards

In June 2003, the Securities and Exchange Commission (“SEC”) adopted final rules under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Commencing with the Company’s Annual Report for the year ending December 31, 2008, the Company is required to include a report of management on the Company’s internal control over financial reporting. The internal control report must include a statement of management’s responsibility for establishing and maintaining adequate internal control over financial reporting for the Company; of management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of year end; of the framework used by management to evaluate the effectiveness of the Company’s internal control over financial reporting; and that the Company’s independent accounting firm has issued an attestation report on management’s assessment of the Company’s internal control over financial reporting, which report is also required to be filed as part of the Annual Report on Form 10-KSB.

In July 2006, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding de-recognition, classification, and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this interpretation will have a material impact on its financial position, results of operations, or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" ("FAS 157"). This Statement defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure related to the use of fair value measures in financial statements. The Statement is to be effective for the Company's financial statements issued in 2008; however, earlier application is encouraged. The Company does not anticipate that the adoption of SAB No. 108 will have a material effect on the Company’s financial condition and results of operations.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" (SFAS No. 159). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively.

In September 2006, the SEC staff issued Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements" (SAB No. 108). SAB No. 108 was issued in order to eliminate the diversity in practice surrounding how public companies quantify financial statement misstatements. SAB No. 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative factors are considered, is material.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying consolidated financial statements.

NOTE 3 - STOCKHOLDERS’ EQUITY

The Company was incorporated as a C corporation on February 1, 2005 at which time 9,140,000 shares of common stock were issued to the Company’s founder in exchange for the existing business of Medical Design Studios.

NOTE 4 – CONCENTRATION OF RISK

A substantial portion (89.9%) of the Company’s product sales revenues in 2006 was derived from four unrelated customers (High Impact Litigation (37.0%), The Visual Advantage (27.8%), Trial Exhibits, Inc. (17.5%) and Legal Wizard (7.6%)). In 2005, three unrelated customers (The Visual Advantage (43.2%), High Impact Litigation (42.3%) and Legal Wizard (10.5%)) comprised approximately 96% of total revenues.

NOTE 5 – RELATED PARTY TRANSACTIONS

The Company’s office space which serves as its principal address is provided to it by its President. The Company paid rent of $4,800 in each of 2006 and 2005 for use of these facilities. There is no written lease agreement.

NOTE 6 – SUBSEQUENT EVENTS

On May 18, 2007, 760,000 shares of the Company’s common stock were sold to 39 shareholders at $.001 per share, including 100,000 shares sold to a director of the Company. The director is also the father of the Company’s President. Of the 760,000 shares, 300,000 (39.5.3%) shares were sold to people directly related to at least one officer or director and 300,000 (39.5%) shares were sold to the Company’s counsel.

Stock Option Plan

Pursuant to a May 22, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.   The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2017.

No options are outstanding or have been issued under the Plan as of July 5, 2007.

MEDICAL DESIGN STUDIOS, INC.

Balance Sheet

March 31, 2007

(unaudited)

ASSETS

Current Assets:
Cash	$500
Accounts receivable	27,865
Total current assets	28,365

Equipment:
Computer equipment	18,075
Accumulated depreciation	(3,796)
Net	14,279

TOTAL ASSETS	$42,644

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accrued expenses	$11,859

Stockholders' Equity:
Preferred stock: $0.001 par value; 1,000,000 shares authorized; no shares issued or outstanding	-
Common stock: $0.001 par value; 74,000,000 shares authorized; 9,240,000 shares issued and outstanding	9,240
Retained earnings	21,545
Total stockholders’ equity	30,785

TOTAL LIABILITIES AND STOCK HOLDER’S EQUITY	$42,644

See accompanying notes to the financial statements.

MEDICAL DESIGN STUDIOS, INC.

Statements of Operations

For the Three Months Ended March 31, 2007 and 2006

(Unaudited)

	2007	2006

Revenue	$54,475	$37,685

Operating Expenses:
General and administrative	12,857	10,396
Compensation	36,294	27,715
Total operating expenses	49,151	38,111

Income (loss) before income taxes	5,324	(426)

Provision for income taxes	798	-

Net income (loss)	$4,526	$(426)

Income (loss) per share - basic and diluted	$0.00	$(0.00)

Weighted average number of common shares outstanding – basic and diluted	9,240,000	9,240,000

See accompanying notes to the financial statements.

MEDICAL DESIGN STUDIOS, INC.

Statements of Cash Flows

 For the Three Months Ended March 31, 2007 and 2006

(Unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$4,526	$(426)
Depreciation	841	126
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in net operating assets	(5,367)	300
Net Cash Provided by Operating Activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES	-	-

CASH FLOWS FROM FINANCING ACTIVITIES	-	-

CHANGE IN CASH	-	-

CASH AT BEGINNING OF PERIOD	500	500
CASH AT END OF PERIOD	$500	$500

See accompanying notes to the financial statements.

MEDICAL DESIGN STUDIOS, INC.

Notes to the Financial Statements

March 31, 2007

(Unaudited)

NOTE 1

BASIS OF PRESENTATION

The accompanying interim financial statements for the three-month periods ended March 31, 2007 and 2006 are unaudited and include all adjustments (consisting of normal recurring adjustments) considered necessary by management for a fair presentation.  The results of operations realized during an interim period are not necessarily indicative of results to be expected for a full year.  These financial statements should be read in conjunction with the information filed as part of the Company’s Registration Statement on Form SB-2, of which this Prospectus is a part.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amount of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NOTE 2

CONCENTRATION OF RISK

For the three months ended March 31, 2007, three unrelated customers (High Impact Litigation (52.2%), The Visual Advantage (27.5%), and Trial Exhibits, Inc. (14.7%)) comprised 94.4% of total revenues. For the three months ended March 31, 2006, four unrelated customers (High Impact Litigation (26.8%), The Visual Advantage (50.8%), Trial Exhibits, Inc. (5.8%) and Legal Wizard (5.0%)) comprised 88.4% of total revenues.

NOTE 3

SUBSEQUENT EVENTS

On May 18, 2007, 760,000 shares of the Company’s common stock were sold to 38 shareholders at $.001 per share, including 100,000 shares sold to a director of the Company. The director is also the father of the Company’s President.

Stock Option Plan

Pursuant to a May 22, 2007 Board of Directors approval and subsequent stockholder approval, the Company adopted its 2007 Non-Statutory Stock Option Plan (the “Plan”) whereby it reserved for issuance up to 1,500,000 shares of its common stock to directors, officers, employees, consultants and professionals. The purpose of the Plan is to provide recipients with additional incentives by increasing their ownership interest in the Company.   The Plan provides for the issuance of Non-Statutory Stock Options only, which are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, as amended. The Plan expires in 2017.

No options have been issued or are outstanding under the Plan.

This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

No one (including any salesman or broker) is authorized to provide oral or written information about this offering that is not included in this prospectus.

The information contained in this prospectus is correct only as of the date set forth on the cover page, regardless of the time of the delivery of this prospectus.

Until October 31, 2007 (90 days after the commencement of the offering), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,706,400 Shares

Medical Design Studios, Inc.

Common Stock

PROSPECTUS

August 2, 2007

TABLE OF CONTENTS

SUMMARY FINANCIAL DATA

2

RISK FACTORS

3

USE OF PROCEEDS

11

SELLING STOCKHOLDERS

11

DETERMINATION OF OFFERING PRICE

14

DIVIDEND POLICY

14

MARKET FOR SECURITIES

15

NOTE REGARDING FORWARD-LOOKING STATEMENTS

15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

16

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

25

PRINCIPAL SHAREHOLDERS

29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

30

DESCRIPTION OF CAPITAL STOCK

30

PLAN OF DISTRIBUTION

33

LEGAL MATTERS

38

EXPERTS

38

UNAUDITED INTERIM STATEMENTS

38

WHERE YOU CAN FIND MORE INFORMATION